Exhibit 99.1

AMERICAN APPAREL RECEIVES NYSE AMEX LLC LETTER RELATING TO LATE FILING OF SECOND QUARTER 2010 QUARTERLY REPORT ON FORM 10-Q

LOS ANGELES, August 23, 2010 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced that it received a letter from the NYSE Amex LLC (the “Exchange”) stating that the company’s timely filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “Form 10-Q”) is a condition for the company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and that the company’s failure to timely file the Form 10-Q is a material violation of the company’s listing agreement with the Exchange.  As previously disclosed, the company had submitted a plan of compliance on June 1, 2010 to the Exchange.  The company has also provided supplemental information to the Exchange to update it on how the company intends to regain compliance with Sections 134 and 1101 of the Company Guide by no later than November 15, 2010.  If the updated plan is not accepted, the company may be subject to delisting proceedings.

As previously disclosed, American Apparel was not able to complete the preparation of the financial statements and certain related information required to be included in the Form 10-Q, and therefore was not able to timely file the Form 10-Q, due to the change in the company’s independent registered public accounting firm as disclosed in the company’s Form 8-K filed on July 28, 2010.   The company’s newly appointed auditors need sufficient time to complete their review procedures for the quarter ended June 30, 2010.  The company is also working to provide its prior auditors with the additional information requested by them as further described in the company's Form 8-K filed on July 28, 2010.  Until the company is able to complete the preparation and review of the financial statements, and related disclosures, and the newly appointed auditors are able to complete their review procedures for the quarter ended June 30, 2010, the company is not in a position to file the Form 10-Q.  The company intends to file the Form 10-Q as soon as practicable, currently expected by no later than November 15, 2010, however, no assurances can be given as to when the Form 10-Q will ultimately be filed.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of August 15, 2010, American Apparel employed approximately 10,000 people and operated over 280 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our relationships with our lenders and our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to obtain amendments to our credit facilities prior to expected covenant defaults; our ability to extend, renew or refinance our existing debt; our ability to regain compliance with the stock exchange rules; the completion of the preparation and review of financial statements and related disclosures for the second quarter ended June 30, 2010, including any restatement, if applicable; our ability to develop and implement plans to improve our operations and financial position; costs of materials and labor; our ability to improve manufacturing efficiency at our production facilities; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, and Form 10-K/A for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Joseph Teklits / Jean Fontana
ICR
(203) 682-8200
or
Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226